                                                                     Exhibit 4.2




===============================================================================



                           SERIES 2000-1 SUPPLEMENT

                         Dated as of August [_], 2000

                                      to

                                   INDENTURE

                   VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST

                                  as Issuer,

                                VW CREDIT, INC.

                                 as Servicer,

                                      and


                        BANK ONE, NATIONAL ASSOCIATION

                             as Indenture Trustee

                        _________________________________

                   VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST
                              SERIES 2000-1 NOTES



===============================================================================

         THIS SERIES SUPPLEMENT, dated as of August [ ], 2000 (as amended, supplemented or otherwise modified, this "Series Supplement") to the Indenture
                                          -----------------
dated as of August [ ], 2000 (as amended, supplemented or otherwise modified, the "Indenture"), among Volkswagen Credit Auto Master Owner Trust (the "Issuer"
     ---------                                                          ------
or the "Trust"), VW Credit, Inc. (the "Servicer") and Bank One, National
        -----                          --------
Association, as Indenture Trustee (as indenture trustee and not in its individual capacity, the "Indenture Trustee").
                          -----------------

         Section 2.1 of the Indenture provides that the Issuer may from time to time issue one or more new Series of Notes. The Principal Terms of any new Series of Notes are to be set forth in a Series Supplement. Pursuant to this Series Supplement, the Issuer and the Indenture Trustee shall create the Series 2000-1 Notes and specify the Principal Terms thereof. The Servicer is acknowledging this Series Supplement to agree to the terms hereof applicable to the Servicer.

                                   ARTICLE I

                      Creation of the Series 2000-1 Notes
                      -----------------------------------

         Section  1.01   Designation.
                         -----------

         (a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Series Supplement to be known as the "Series 2000-1 Floating Rate Dealer Loan Backed Notes" (the "Series 2000-1 Notes").

         (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

         (c) The Issuer shall issue and the Indenture Trustee shall authenticate and deliver to the Issuer the Series 2000-1 Notes in the initial aggregate principal amount of $500,000,000.

                                  ARTICLE II

                                  Definitions
                                  -----------

         Section  2.01   Definitions.  (a)  Whenever used in this Series
                         -----------
Supplement the following words and phrases shall have the following meanings.

         "Accumulation Period" means a period beginning at the close of business
          -------------------
on the Accumulation Period Commencement Date and ending on the close of business of the earliest of (a) the date an Early Amortization Period commences and (b) the date the outstanding principal amount of the Series 2000-1 Notes is paid in full.

         "Accumulation Period Commencement Date" shall mean the first day of the
          -------------------------------------
Collection Period when the number of full Collection Periods remaining until the Expected Principal Payment Date first equals the Accumulation Period Length adjusted pursuant to Section 4.12; provided, however, that, if at any time after
                                   --------  -------
the [     ] Payment Date, any other outstanding Series (other than any Excluded
Series) shall have entered into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series shall have entered into its early amortization period and
(ii) the Accumulation Period Commencement Date as previously determined.

         "Accumulation Period Length" shall mean, on any Payment Date, a period
          --------------------------
calculated as of the [    ] Payment Date and each Payment Date thereafter that
occurs prior to the Accumulation Period Commencement Date, as the lesser of (i) the number of full Collection Periods between such Payment Date and the Expected Principal Payment Date and (ii) the product, rounded upwards to the nearest integer not greater than four, of (a) one divided by the lowest Monthly Payment Rate during the last 12 months and (b) a fraction, the numerator of which is the sum of (i) the Invested Amount as of such Payment Date (after giving effect to all changes therein on such Payment Date) and (ii) the invested amounts of all other Series (other than any Excluded Series) currently in their amortization or accumulation periods or expected to be in their amortization periods by the Expected Principal Payment Date as of such Payment Date (after giving effect to all changes therein on such date) and the denominator of which is the sum of (x) such Invested Amount and (y) the Invested Amounts as of such Payment Date (after giving effect to all changes therein on such date) of all other outstanding Series (other than any Excluded Series) which are scheduled to be outstanding on the Expected Principal Payment Date.

         "Additional Carryover Amount" shall have the meaning specified in
          ---------------------------
Section 4.02(b).

         "Additional Interest" shall have the meaning specified in Section
          -------------------
4.02(a).

         "Additional Noteholder Collections" shall mean, with respect to any
          ---------------------------------
Deposit Date, the sum of (a) the Additional Noteholder Non-Principal Collections for such Deposit Date and (b) the Additional Noteholder Principal Collections for such Deposit Date; provided, however, that the Additional Noteholder
                       --------  -------
Collections shall be zero for any Collection Period with respect to which the Series 2000-1 Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

         "Additional Noteholder Non-Principal Collections" shall mean, for any
          -----------------------------------------------
Deposit Date an amount equal to the product of (x) the excess of (i) the Residual Interestholder's Percentage for the related Collection Period over (ii) the Excess Residual Interestholder's Percentage for the related Collection Period, and (y) the Allocable Non-Principal Collections for such Deposit Date.

         "Additional Noteholder Principal Collections" shall mean, for any
          -------------------------------------------
Deposit Date an amount equal to the product of (x) the excess of (i) the Residual Interestholder's Percentage for the related Collection Period over (ii) the Excess Residual Interestholder's Percentage for the related Collection Period, and (y) the Allocable Principal Collections for such Deposit Date.

         "Adjustment Date" shall mean the second London Business Day preceding
          ---------------
the first day of each Interest Period.

         "Agreement" shall mean the Trust Sale and Servicing Agreement among VW
          ---------
Credit, Inc., as Servicer, Volkswagen Dealer Finance, LLC, as Transferor, and Volkswagen Credit Auto Master Owner Trust, the Trust, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Allocable Defaulted Amount" shall mean, with respect to any Collection
          --------------------------
Period, the product of (a) the Series 2000-1 Allocation Percentage with respect to such Collection Period and (b) the Defaulted Amount with respect to such Collection Period.

         "Allocable Non-Principal Collections" shall mean, with respect to any
          -----------------------------------
Deposit Date, the product of (a) the Series 2000-1 Allocation Percentage for the related Collection Period and (b) the aggregate amount of Non-Principal Collections for such Deposit Date.

         "Allocable Miscellaneous Payments" shall mean, with respect to any
          --------------------------------
Payment Date, the product of (a) the Series 2000-1 Allocation Percentage for such Collection Period and (b) Miscellaneous Payments with respect to the related Collection Period.

         "Allocable Principal Collections" shall mean, with respect to any
          -------------------------------
Deposit Date, the product of (a) the Series 2000-1 Allocation Percentage for the related Collection Period and (b) the aggregate amount of Principal Collections relating to such Deposit Date.

         "Assets Receivables Rate", shall mean, with respect to any Interest
          -----------------------
Period, an amount equal to the product of (a) the quotient obtained by dividing
(i) 360 by (ii) the actual number of days elapsed in such Interest Period and
(b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) the product of (a) the Floating Allocation Percentage of the Series Allocation Percentage and (b) all interest amounts that have been billed to the Dealers for the outstanding Receivables that are due during the Collection Period immediately preceding the last day of such Interest Period, whether or not collected, minus, unless the Monthly Servicing Fee has been waived by the Servicer, the Noteholders Monthly Servicing Fee with respect to such immediately preceding Collection Period and (B) the Investment Proceeds to be applied on the Payment Date related to such Interest Period and (ii) the denominator of which is the sum of (X) the product of (I) the Floating Allocation Percentage, (II) the Series 2000-1 Allocation Percentage and (III) the average Pool Balance (after giving effect to unreimbursed Receivables charge-offs) (excluding the amount on deposit in the Excess Funding Account, if any) for such immediately preceding Collection Period, (Y) the Series Allocation Percentage of the weighted average of the Series 2000-1 Excess Funding Amount for the immediately preceding Collection Period and (Z) the weighted average of the principal balance on deposit in the Principal Funding Account for such immediately preceding Collection Period.

         "Available Noteholder Principal Collections" shall mean, with respect
          ------------------------------------------
to any Payment Date, the sum of (a) the product of (i) the Series 2000-1 Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Series 2000-1 Accumulation Period or any Early Amortization Period, for the related Collection Period, and
(ii) Series Allocable Principal Collections deposited into the Collection Account for the related Collection Period, (b) the amount, if any, of Non-Principal Collections, Investment Proceeds, funds in the Reserve Account, and Additional Noteholder Collections allocated to cover the Noteholder Default Amount or to reverse Series 2000-1 Noteholder Charge-Offs, (c) Series Allocable Miscellaneous Payments on deposit in the Collection Account for the Payment Date, and (d) Excess Principal Collections, if any, allocated from other Series to the Series 2000-1 Notes to cover any Principal Shortfall for the Payment Date.

         "Calculation Agent" shall mean the Indenture Trustee or any other
          -----------------
Calculation Agent selected by the Residual Interestholder which is reasonably acceptable to the Indenture Trustee.

         "Carryover Amount" shall mean, for any Payment Date with respect to
          ----------------
which the related Note Rate is calculated on the basis of the Assets Receivables Rate, the excess of (a) Monthly Interest for such Payment Date determined as if such Note Rate were calculated on the basis of the LIBOR formula set forth in clause (a) of the definition of Note Rate over (b) the actual Monthly Interest for such Payment Date.

         "Carryover Shortfall" shall have the meaning specified in Section
          -------------------
4.02(b).

         "Closing Date" shall mean August [ ], 2000.
          ------------

         "Controlled Accumulation Amount" shall mean an amount equal to the
          ------------------------------
aggregate outstanding balance of the Series 2000-1 Notes as of the Payment Date immediately preceding the first day of the Series 2000-1 Accumulation Period (after giving effect to any changes therein on such Payment Date), divided by the Accumulation Period Length.

         "Controlled Deposit Amount" shall mean, with respect to any Payment
          -------------------------
Date, the excess, if any, of (a) the sum of (i) the product of the Controlled Accumulation Amount and the number of Payment Dates from and including the first Payment Date with respect to the Accumulation Period through and including such Payment Date (but not in excess of the Accumulation Period Length) and (ii) the amount on deposit in the Excess Funding Account as of such date (after giving effect to any withdrawals from or deposits to such account on such date (other than the transfer to the Principal Funding Account of the amounts on deposit therein on such date)), over (b) the sum of amounts on deposit in the Excess Funding Account and the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such Payment Date.

         "Deficiency Amount" shall have the meaning specified in Section 4.05.
          -----------------

         "Early Amortization Event" shall mean any Early Amortization Event
          ------------------------
specified in Section 5.17 of the Indenture, together with any additional Early Amortization Event specified in Section 6.01 of this Series Supplement.

         "Early Amortization Period" shall mean a period beginning on the day on
          -------------------------
which an Early Amortization Event specified in Section 5.17 of the Indenture or
Section 6.01 of this Series Supplement shall have occurred with respect to Series 2000-1 and terminating on the earliest of (a) the payment in full of the outstanding principal balance of and all accrued and unpaid interest on the Series 2000-1 Notes; (b) the recommencement of the Revolving Period the for the Series 2000-1 Notes; and (c) the Series 2000-1 Stated Maturity Date.

         "Excess Funding Account" shall have the meaning specified in Section
          ----------------------
4.04(d)(i).

         "Excess Reserve Account Required Amount" shall mean, for any Payment
          --------------------------------------
Date with respect to an Early Amortization Period, an amount equal to the greater of (i) 5% of the initial principal balance of the Series 2000-1 Notes at the end of the Series 2000-1 Revolving Period and (ii) the excess of (x) the Series 2000-1 Available Subordinated Amount on the most recent Reset Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date) over (y) the excess of (1) the Series 2000-1 Allocation Percentage of the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) on the most recent Reset Date over (2) the Invested Amount on such Payment Date (after giving effect to changes therein on such Payment Date); provided, however, the Excess Reserve Account Required
                    --------  -------
Amount shall not exceed the Series 2000-1 Available Subordinated Amount on the most recent Reset Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date).

         "Excess Residual Interestholder's Percentage" shall mean, with respect
          -------------------------------------------
to any Collection Period, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Non-Principal Collections and Defaulted Receivables and with respect to Principal Collections during the Revolving Period, the sum of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Series 2000-1 Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Determination Date) and the denominator of which is the product of (x) the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) as of the last day of the immediately preceding Collection Period and (y) the Series 2000-1 Allocation Percentage for the Collection Period in respect of which the Excess Residual Interestholder's Percentage is being calculated or (b) 100% minus, when used with respect to Principal Receivables during the Accumulation Period and any Early Amortization Period, the sum of (i) the Principal Allocation Percentage with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Series 2000-1 Available Subordinated Amount as of the Determination Date occurring in such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Determination Date) and the denominator of which is the product of (x) the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) as of the last day of the immediately preceding Collection Period and (y) the Series 2000-1 Allocation Percentage for the Collection Period in respect of which the Excess Residual Interestholder's Percentage is being calculated.

         "Expected Principal Payment Date" shall mean the August 2005 Payment
          -------------------------------
Date.

         "Final Payment Date" shall mean the earlier of (i) the Series 2000-1
          ------------------
Stated Maturity Date and (ii) first Payment Date on which, after giving effect to all payments to be made on that Payment Date, the outstanding principal amount of the Series 2000-1 Notes will be paid in full.

         "Floating Allocation Percentage" shall mean, with respect to any
          ------------------------------
Collection Period, the percentage equivalent (which percentage shall never exceed 100% ) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period (after giving effect to the reinvestment to occur on the next Payment Date) and the denominator of which is the product of (a) the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) as of such last day and (b) the Series 2000-1 Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, with respect to the
                                --------  -------
first Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount and the denominator of which is the product of (x) the Pool Balance (excluding the Excess Funding Account, if any) on the Series 2000-1 Cut-Off Date and (y) the Series 2000-1 Allocation Percentage with respect to the Series 2000-1 Cut-Off Date.

         "Incremental Subordinated Amount" shall mean, with respect to any
          -------------------------------
Determination Date, the result obtained by multiplying (a) a fraction, the numerator of which is the sum of (i) (A) the Invested Amount on the last day of the immediately preceding Collection Period or (B) with respect to the first Determination Date, the Invested Amount on the Closing Date and (ii) (A) the Series 2000-1 Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Payment Date as described in clause (c) of the definition thereof) or (B) with respect to the first Determination Date, the product of the Invested Amount on the Closing Date and the Subordinated Percentage and the denominator of which is the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) on such last day, by (b) the Trust Incremental Subordinated Amount.

         "Indenture" shall have the meaning set forth in the preamble to this
          ---------
Series Supplement.

         "Indenture Trustee" shall have the meaning set forth in the preamble to
          -----------------
this Series Supplement.

         "Initial Payment Date" shall mean August 21, 2000.
          --------------------

         "Initial Invested Amount" shall mean $500,000,000.
          -----------------------

         "Initial Reserve Account Deposit Amount" shall mean $1,750,000.
          --------------------------------------

         "Initial Yield Supplement Account Deposit Amount" shall mean
          -----------------------------------------------
$1,750,000.

         "Interest Period" shall mean, for any Payment Date, the period from and
          ---------------
including the Payment Date immediately preceding such Payment Date (or in the case of the initial Payment Date, the period from and including the Initial Closing Date) to but excluding the first Payment Date.

         "Interest Shortfall" shall have the meaning specified in Section
          ------------------
4.02(a).

         "Invested Amount" shall mean, when used with respect to any date, an
          ---------------
amount equal to (a) the Initial Invested Amount, minus (b) the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Principal Funding Account) made to Series 2000-1 Noteholders or deposited to the Principal Funding Account prior to such date, minus (c) the excess, if any, of the aggregate amount of Noteholder Charge-Offs prior to such date over Noteholder Charge-Offs reimbursed pursuant to Section 4.09 prior to such date, minus (d) the Series 2000-1 Excess Funding Amount for such date but limited to an amount that would reduce the Invested Amount to zero. In addition, for purposes of the definition of "Early Amortization Period", the Invested Amount shall be an amount equal to the outstanding principal amount of the Series 2000-1 Notes.

         "Investment Proceeds" shall mean, with respect to any Determination
          -------------------
Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Series 2000-1 Accounts, together with an amount equal to the Series 2000-1 Allocation Percentage of the interest and other investment earnings on funds held in the Collection Account credited to the Collection Account pursuant to Section 4.1(d) of the Agreement.

         "Issuer" shall have the meaning set forth in the preamble to this
          ------
Series Supplement.

         "LIBOR" shall mean, with respect to any Interest Period, the offered
          -----
rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related Adjustment Date which appear on the Telerate Page 3750 as of approximately 11:00 a.m., London time, on such date of calculation. If at least two such offered rates appear on the Telerate Page 3750, LIBOR will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Interest Period will be determined at approximately 11:00 a.m., London time, on such

Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded as aforesaid) of the rates quoted at approximately 11:00 a.m., New York City time, on such Adjustment Date by three major banks in New York, New York, selected by the Calculation Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks
                                         --------  -------
selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period. For purposes of the foregoing definition, "Telerate Page 3750" means the display page so designated on The Dow Jones Telerate Service (or such other page as may replace that page on that service or such other service or services that may be nominated by the British Banker's Association for the purpose of displaying London interbank offered rates for U.S. dollars deposits).

         "London Business Day" shall mean any business day on which dealings in
          -------------------
deposits in United States dollars are transacted in the London interbank market.

         "Monthly Interest" shall have the meaning specified in Section 4.02.
          ----------------

         "Monthly Payment Rate" shall mean, for any Collection Period, the
          --------------------
percentage derived from dividing the Principal Collections for such Collection Period by the average daily Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) for such Collection Period.

         "Monthly Principal" shall have the meaning specified in Section 4.03.
          -----------------

         "Monthly Servicing Fee" shall have the meaning specified in Section
          ---------------------
3.01.

         "Noteholder Charge-Offs" shall have the meaning specified in Section
          ----------------------
4.09.

         "Noteholder Default Amount" shall mean, with respect to any Payment
          -------------------------
Date, an amount equal to the product of (a) the Allocable Defaulted Amount for the related Collection Period and (b) the Floating Allocation Percentage for the related Collection Period.

         "Noteholders Monthly Servicing Fee" shall have the meaning specified in
          ---------------------------------
Section 3.01.

         "Noteholder Non-Principal Collections" shall mean, with respect to any
          ------------------------------------
Payment Date, an amount equal to the product of (a) the Floating Allocation Percentage for the related Collection

Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (b) the Allocable Non-Principal Collections deposited in the Collection Account for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period).

         "Noteholder Principal Collections" shall mean, with respect to any
          --------------------------------
Payment Date, the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or an Early Amortization Period, for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (ii) Allocable Principal Collections deposited in the Collection Account for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (b) the amount, if any, of Non-Principal Collections, Investment Proceeds and Additional Noteholders Collections to be distributed pursuant to Section 4.06(a)(iv), 4.06(a)(v) or 4.08(b) on such Payment Date.

         "Note Rate" shall mean, with respect to any Interest Period, the lesser
          ---------
of (a) LIBOR for such Interest Period plus [   ]% and (b) the Assets Receivables
Rate for the immediately preceding Interest Period.

         "Payment Date Statement" shall have the meaning specified in Section
          ----------------------
5.02(b).

         "Principal Allocation Percentage" shall mean, with respect to any
          -------------------------------
Collection Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period, if such last day has occurred, or, if such last day has not occurred, as of the most recent Reset Date and the denominator of which is the product of (x) the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) as of such last day of the Revolving Period and
(y) the Series 2000-1 Allocation Percentage for the Collection Period for which the Principal Allocation Percentage is being calculated; provided, however,
                                                         --------  -------
that, with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event occurs (other than an Early Amortization Event that has resulted in an Early Amortization Period that has ended as described in clause (c) of the definition thereof in this Series Supplement), the Principal Allocation Percentage shall be reset using the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) as of the close of business on the date on which such Early Amortization Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

         "Principal Funding Account" shall have the meaning specified in Section
          -------------------------
4.04(c)(i).

         "Record Date" shall mean, with respect to any Payment Date, the close
          -----------
of business on the day preceding such Payment Date.

         "Redemption Price" shall mean, with respect to any Payment Date, the
          ----------------
sum of (a) the aggregate outstanding principal balance of the Series 2000-1 Notes to be redeemed on the Determination Date preceding the Payment Date on which such redemption is to be made, (b) accrued and unpaid interest on the unpaid balance of the Series 2000-1 Notes (calculated on the basis of the outstanding principal balance of the Series 2000-1 Notes at the Note Rate as in effect during the applicable Interest Periods through the day preceding such Payment Date, and (c) without duplication with respect to any amounts due under clause (b) of this definition, any outstanding Carry-over Amount, Additional Interest and Additional Carry-over Amount with respect to the Series 2000-1 Notes to be repurchased.

         "Required Participation Percentage" shall mean, with respect to Series
          ---------------------------------
2000-1, 104%; provided, however, that if at the close of business on the last
              --------  -------
day of any Collection Period the aggregate amount of Principal Receivables due from each Dealer and each group of affiliated dealers is equal to or less than 1.5% of the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) on that last day, the Required Participation Percentage shall mean, for Series 2000-1 on that last day and for that Collection Period only, 103%; provided, further, that the Transferor may, on ten days' prior notice to
      --------  -------
the Indenture Trustee, the Owner Trustee, the Rating Agencies and any Enhancement Provider, reduce the Required Participation Percentage for Series 2000-1 to not less than 100% if no Rating Agency has notified the Transferor or the Servicer that any such reduction will result in the reduction or withdrawal of the rating on the Series 2000-1 Notes or the outstanding notes of any other Series.

         "Required Subordinated Amount" shall mean, as of any date of
          ----------------------------
determination, the sum of (a) the product of (i) the Subordinated Percentage and
(ii) the Invested Amount as of the opening of business on the date of determination on such date and (b) the Incremental Subordinated Amount.

         "Required Subordination Draw Amount" shall have the meaning specified
          ----------------------------------
in Section 4.05.

         "Reserve Account" shall have the meaning specified in Section 4.04
          ---------------
(a)(i).

         "Reserve Account Deposit Amount" shall mean, with respect to any
          ------------------------------
Payment Date, the amount, if any, by which (a) the Reserve Account Required Amount for such Payment Date exceeds (b) the amount of funds in the Reserve Account after giving effect to any withdrawals therefrom on such Payment Date.

         "Reserve Account Required Amount" shall mean, with respect to any
          -------------------------------
Payment Date, an amount equal to the product of (a) 0.35% and (b) the outstanding principal balance of the Series 2000-1 Notes on such Payment Date (after giving effect to any changes therein on such Payment Date).

         "Reset Date" shall mean the last day of a Collection Period.
          ----------

         "Residual Interestholder" shall mean the holder of the Residual
          -----------------------
Interest.

         "Residual Interestholder's Collections" shall mean, with respect to any
          -------------------------------------
Collection Period, the sum of (a) the Residual Interestholder's Percentage of Allocable Non-Principal Collections for the related Collection Period, plus (b) the Residual Interestholder's Percentage of Allocable Principal Collections for the related Collection Period.

         "Residual Interestholder's Percentage" shall mean 100% minus (a) the
          ------------------------------------
Floating Allocation Percentage, when used with respect to Non-Principal Collections and Defaulted Receivables and with respect to Principal Collections during the Revolving Period, and (b) the Principal Allocation Percentage, when used with respect to Principal Collections during the Accumulation Period and an Early Amortization Period.

         "Revolving Period" shall mean the period beginning at the open of
          ----------------
business on the Series 2000-1 Cut-Off Date and terminating on the earliest of
(a) the close of business on the day immediately preceding the Accumulation Period Commencement Date and (b) the close of business on the day an Early Amortization Period commences; provided, however, that, if any Early Amortization Period ends as described in clause (c) of the definition thereof in this Series Supplement, the Revolving Period will recommence as of the close of business on the day such Early Amortization Period ends.

         "Series Cut-Off Date" means June 30, 2000.
          -------------------

         "Series 2000-1" shall mean the Series of Noteholder Notes, the
          -------------
Principal Terms of which are specified in this Series Supplement.

         "Series 2000-1 Accounts" shall have the meaning specified in Section
          ----------------------
4.04(e)(i).

         "Series 2000-1 Allocation Percentage" shall mean the Series Allocation
          -----------------------------------
Percentage with respect to Series 2000-1.

         "Series 2000-1 Available Subordinated Amount" shall mean, for the first
          ------------------------------------------
Determination Date, an amount equal to the Required Subordinated Amount. The Series 2000-1 Available Subordinated Amount for any subsequent Determination Date shall mean an amount equal to: (a) the lesser of (i) the Series 2000-1 Available Subordinated Amount for the preceding Determination Date, minus (A), if the balance of Reserve Account is zero, the Required Subordination Draw Amount with respect to the preceding Payment Date to the extent provided in
Section 4.08, minus (B) withdrawals from the Reserve Account pursuant to Section
4.08 on the preceding Payment Date to make distributions pursuant to Section 4.06(a)(iv) (but excluding any other withdrawals from the Reserve Account), plus, (C) the portion of Non-Principal Collections and Investment Proceeds for such preceding Payment Date treated as Noteholder Principal Collection pursuant to Section 4.06(a)(v)(B) and (ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount on such Determination Date;

minus (b) in the case of clause (a)(i) the Incremental Subordinated Amount for the preceding Determination Date; plus (c) the Incremental Subordinated Amount for the Determination Date; plus (iii) the Subordinated Percentage of funds that are to be withdrawn from the Excess Funding Account on the succeeding Payment Date and paid to the Residual Interestholder or allocated to one or more Series; provided, however, that the Series 2000-1 Available Subordinated Amount may be
--------  -------
increased on any Determination Date by the Residual Interestholder, in its sole discretion, by notice to the Indenture Trustee and the Owner Trustee on or before such Determination Date, provided, further, that once the Accumulation
                                --------  -------
Period or any Early Amortization Period. (other than an Early Amortization Period that has ended as described in clause (c) of the definition thereof in this Series Supplement), the Series 2000-1 Early Amortization Period shall be calculated based on the Invested Amount as of the close of business on the last day of the Revolving Period) and (b) the excess, if any, of (x) the Overconcentration Amount and the aggregate amount of Ineligible Receivables on the Determination Date, over the aggregate amount of Ineligible Receivables and Receivables in Accounts containing Dealer Overconcentrations (to the extent of the Dealer Overconcentrations) in each case that became Defaulted Receivables during the preceding Collection Period (less any amount that are subject to reassignment from the Trust, unless specified events of bankruptcy, insolvency or receivership relating to the Transferor or VCI have occurred).

         "Series 2000-1 Excess Funding Amount" shall mean, with respect to the
          -----------------------------------
Series 2000-1 Notes, for any day, the product of (a) the Series 2000-1 Allocation Percentage on such day and (b) the amount on deposit in the Excess Funding Account on such day.

         "Series 2000-1 Excess Principal Collections" shall mean that portion of
          ------------------------------------------
Excess Principal Collections allocated to Series 2000-1 pursuant to Section
4.10.

         "Series 2000-1 Noteholders" shall mean the Holders of Series 2000-1
          -------------------------
Notes.

         "Series 2000-1 Notes" shall mean any one of the Notes executed by the
          -------------------
Issuer and authenticated by the Indenture Trustee.

         "Series 2000-1 Principal Shortfall" shall mean, with respect to any
          ---------------------------------
Payment Date, an amount equal to the excess of (i) (x) for any Payment Date with respect to the Accumulation Period, the Controlled Deposit Amount, or (y) for any Payment Date with respect to an Early Amortization Period, the Invested Amount, over (ii) the Available Noteholder Principal Collections for such Payment Date (excluding any portion thereof attributable to Excess Principal Collections).

         "Series 2000-1 Stated Maturity Date" shall mean the August 20, 2007
          ----------------------------------
Payment Date.

         "Series Supplement" shall have the meaning set forth in the preamble to
          -----------------
this Series Supplement.

         "Servicing Fee Rate" shall mean, with respect to Series 2000-1, 1% or,
          ------------------
for any Payment Date in respect of which the Monthly Servicing Fee has been waived, 0%.

         "Subordinated Percentage" shall mean the percentage equivalent of a
          -----------------------
fraction, the numerator of which is the Subordination Factor and the denominator of which is the excess of the 100% over the Subordination Factor.

         "Subordination Factor" shall mean, initially, 8.75%, except that if at
          --------------------
any time the rating of VWAG's long-term unsecured debt is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's, the Subordination Factor will thereafter be increased to 9.75%, unless the Trust receives written confirmation from Standard & Poor's that the failure to increase the Subordination Factor will not result in Standard & Poor's lowering or withdrawing its rating on the Series 2000-1 Notes.

         "Trust" shall have the meaning set forth in the preamble to this Series
          -----
Supplement.

         "Trust Available Subordinated Amount" means the sum of the Series
          -----------------------------------
2000-1 Available Subordinated Amount and the sum of the aggregate Available Subordinated Amounts for all other outstanding Series.

         "Yield Supplement Account" shall have the meaning specified in Section
          ------------------------
4.04(b)(i).

         "Yield Supplement Account Deposit Amount" shall mean, with respect to
          ---------------------------------------
any Payment Date, the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit in the Yield Supplement Account after giving effect to any deposits thereto and withdrawals therefrom otherwise to be made on such Payment Date.

         "Yield Supplement Account Required Amount" shall mean, with respect to
          ----------------------------------------
any Payment Date, an amount equal to the product of (a) 0.35% and (b) the outstanding principal balance of the Series 2000-1 Notes on such Payment Date (after giving effect to any changes therein on such Payment Date).

         (b) Notwithstanding anything to the contrary in this Series Supplement or the other Documents, the term "Rating Agency" shall mean, whenever used in this Series Supplement or such other Basic Documents with respect to Series 2000-1, Moody's and Standard & Poor's. As used in this Series Supplement and the other Basic Documents with respect to Series 2000-1, "highest investment category" shall mean (i) in the case of Standard & Poor's, A-l+, AAA, AAAm or AAAmG, as applicable, and (ii) in the case of Moody's, P-1 or Aaa, as applicable.

         (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in Appendix A to the Agreement. The definitions in Section 2.01 are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".

                                  ARTICLE III

                                 Servicing Fee
                                 -------------

         Section 3.01 Servicing Compensation. The monthly servicing fee with
                      ----------------------
respect to Series 2000-1 (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Payment Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Payment Date following the Series 2000-1 Stated Maturity Date and the first Payment Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, and (b) the Series 2000-1 Allocation Percentage of the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) as of the second preceding Reset Date. The share of the Monthly Servicing Fee allocable to the Series 2000-1 Noteholders with respect to any Payment Date (the "Noteholders Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the second preceding Reset Date; provided, however, that the
                                              --------  -------
Noteholders Monthly Servicing Fee with respect to the first Payment Date shall be $[__________]. The remainder of the Monthly Servicing Fee shall be paid by the Residual Interestholder and in no event shall the Trust, the Indenture Trustee or the Series 2000-1 Noteholders be liable for the share of the Monthly Servicing Fee to be paid by the Residual Interestholder; and the remainder of the Servicing Fee shall be paid by the Residual Interestholder and the Noteholders of other Series and the Series 2000-1 Noteholders, the Trust, the Indenture and the Owner Trustee shall in no event be liable for the share of the Servicing Fee to be paid by the Residual Interestholder or the Noteholders of other Series. The Noteholders Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of this Series Supplement.

               The Servicer shall be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Payment Date by notice to the Indenture Trustee on or before the related Determination Date; provided that the Servicer
                                                     --------
believes that sufficient Non-Principal Collections will be available on any future Payment Date to pay the Noteholders Monthly Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives the Monthly Servicing Fee for any Payment Date, the Monthly Servicing Fee and the Noteholders Monthly Servicing Fee for such Payment Date shall be deemed to be zero for all purposes of this Series Supplement, the Indenture and the Agreement; provided, however,
                                                            --------  -------
that such Noteholders Monthly Servicing Fee shall be paid on a future Payment Date solely to the extent amounts are available therefor pursuant to Section 4.06(a)(viii); and provided, further, that, to the extent any such waived Noteholders Monthly Servicing Feeis so paid, the related portion of the Monthly Servicing Fee to be paid by the Residual Interestholder shall be paid by the Residual Interestholder to the Servicer.

                                  ARTICLE IV

                    Rights of Series 2000-1 Noteholders and
                   Allocation and Application of Collections
                   -----------------------------------------

         Section 4.01 Allocations; Payments to Residual Interestholder; Excess
                      --------------------------------------------------------
Principal Collections and Unallocated Principal Collections. (a) Non-Principal
-----------------------------------------------------------
Collections, Principal Collections, Miscellaneous Payments and Defaulted Amounts allocated to Series 2000-1 pursuant to Article IV of the Agreement shall be allocated and distributed as set forth in this Article.

         (b) Subject to Section 4.01(d) below, the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Collection Account and pay to the Residual Interestholder on the dates set forth below the following amounts:

               (i)   on each Deposit Date:

                     (A) an amount equal to the Excess Residual Interestholder's
               Percentage then in effect for the related Collection Period of Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date; and

                     (B) an amount equal to the Excess Residual Interestholder's
               Percentage then in effect for the related Collection Period of Allocable Principal Collections deposited in the Collection Account for such Deposit Date,

if the Residual Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Determination
Date); and

               (ii) on each Deposit Date with respect to the Revolving Period, an amount equal to the Additional Noteholder Principal Collections for such Deposit Date, if the Residual Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Determination
         Date); provided, however, that Additional Noteholder Principal
                --------  -------
         Collections shall be paid to the Residual Interestholder with respect to any Collection Period only after an amount equal to the sum of (A) the

         Deficiency Amount, if any, relating to the immediately preceding Collection Period, and (B) the excess, if any, of the Reserve Account Required Amount over the amount in the Reserve Account on the immediately preceding Payment Date (after giving effect to the allocations of, distributions from, and deposits in, the Reserve Account on such Payment Date), has been deposited in the Collection Account from such Additional Noteholder Principal Collections.

               The withdrawals to be made from the Collection Account pursuant to this Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the Redemption Price for the Series 2000-1 Notes pursuant to Section 10.1(b) of the Indenture, payment of the Redemption Price for the Series 2000-1 Notes pursuant to Section 7.01 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 5.4 of the Indenture.

         (c) The Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit into the Reserve Account on Deposit Dates with respect to the Revolving Period, Additional Noteholder Principal Collections for such Deposit Date, up to the amount of the excess, if any, determined pursuant to Section 4.01(b)(ii)(B).

         (d) Notwithstanding the provisions of Section 4.01(b)(i), on each Deposit Date during any Collection Period on which any amount is on deposit in the Excess Funding Account or the Principal Funding Account, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the Yield Supplement Account the amounts otherwise distributable to the Residual Interestholder pursuant to Section 4.01(b)(i) until the amount on deposit in the Yield Supplement Account is equal to the Yield Supplement Account Required Amount.

         Section 4.02 Monthly Interest.
                      ----------------

         (a) The amount of monthly interest ("Monthly Interest") with respect to the Series 2000-1 Notes on any Payment Date, shall be an amount equal to the product of (i) the Note Rate, (ii) the outstanding principal balance of the Series 2000-1 Notes as of the close of business on the preceding Payment Date (after giving effect to all repayments of principal made to Series 2000-1 Noteholders on such preceding Payment Date, if any) and (iii) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360; provided, however, that with respect
                                            --------  -------
to the first such Payment Date, Monthly Interest shall be equal to $[ ].

         On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the "Interest Shortfall"), of (x) the aggregate Monthly Interest for the Interest Period applicable to such Payment Date over (y) the amount which will be available to be distributed to Series 2000-1 Noteholders on such Payment Date in respect thereof pursuant to this Series Supplement. If the Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount ("Additional Interest") equal to the product of (i) the Note Rate for the Interest Period commencing on the related Payment Date (or, for subsequent Interest Periods, the Note Rate for such subsequent Interest Period), (ii) such Interest Shortfall (or the portion thereof which has not been paid to Series 2000-1 Noteholders) and (iii) a fraction, the numerator of which is the amount of days elapsed in such Interest Period (or in a subsequent Interest Period) and the denominator of which is 360, shall be payable as provided herein with respect to the Series 2000-1 Notes on each Payment Date following such Payment Date to and including the Payment Date on which such Interest Shortfall is paid to Series 2000-1 Noteholders. Notwithstanding anything to the contrary herein, Additional Interest shall be payable or distributed to Series 2000-1 Noteholders only to the extent permitted by applicable law.

         (b) On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the "Carryover Shortfall"), of (x) the Carryover Amount, if any, for such Payment Date over (y) the amount which will be available to be distributed to Series 2000-1 Noteholders in respect thereof on such Payment Date pursuant to this Series Supplement. If the Carryover Shortfall with respect to any Payment Date is greater than zero, an additional amount ("Additional Carryover Amount") equal to the product of (i) the Note Rate (calculated pursuant to clause (a) of the definition thereof) for the Interest Period commencing on the related Payment Date (or, for subsequent Interest Periods, the Note Rate (calculated pursuant to clause (a) of the definition thereof) for such subsequent Interest Periods), (ii) such Carryover Shortfall (or the portion thereof which has not been paid to Series 2000-1 Noteholders) and (iii) a fraction, the numerator of which is the amount of days elapsed in such Interest Period (or in a subsequent Interest Period) and the denominator of which is 360, shall be payable as provided herein with respect to the Series 2000-1 Notes on each Payment Date following such Payment Date to the Payment Date on which such Carryover Shortfall is paid to Series 2000-1 Noteholders. Notwithstanding anything to the contrary herein, any Additional Carryover Amount shall be payable or distributed to Series 2000-1 Noteholders only to the extent permitted by applicable law.

         Section 4.03 Determination of Monthly Principal. During the
                      ----------------------------------
Accumulation Period or an Early Amortization Period, the amount of monthly principal (the "Monthly Principal") to be deposited by the Servicer into the Principal Funding Account shall be equal to the Available Noteholder Principal Collections; and provided, however, that for each Payment Date with respect to
                 --------  -------
the Accumulation Period, Monthly Principal shall not exceed the Controlled Deposit Amount for such Payment Date.

         Section 4.04 Establishment of Reserve Account and Funding Accounts.
                      -----------------------------------------------------

               (a) (i) The Servicer, for the benefit of the Series 2000-1 Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Account") that shall be identified as the "Reserve Account for the Volkswagen Credit Auto Master Trust, Series 2000-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-1 Noteholders. On the Closing Date, the Residual Interestholder shall cause to be deposited in the Reserve Account the Initial Reserve Account Deposit Amount.

               (ii) At the written direction of the Servicer, funds on deposit in the Reserve Account shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day preceding the following Payment Date. All Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2000-1 Noteholders. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account received prior to such Payment Date shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Reserve Account on a Business Day (which immediately precedes a Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

               (b) (i) The Servicer, for the benefit of the Series 2000-1 Noteholders, shall establish and maintain in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Yield Supplement Account"), which shall be identified as the "Yield Supplement Account for the Volkswagen Credit Auto Master Trust Series 2000-1", and shall bear a designation clearly indicating that the Funds deposited therein are held for the benefit of the Series 2000-1 Noteholders. On the Closing Date, the Residual Interestholder shall cause to be deposited into the Yield Supplement Account the Initial Yield Supplement Account Deposit Amount.

               (ii) At the written direction of the Servicer, funds on deposit in the Yield Supplement Account shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2000-1 Noteholders. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Yield Supplement Account shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Yield Supplement Account on any Payment Date shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day preceding the following Payment Date. Funds deposited in the Yield Supplement Account on a Business Day (which immediately precedes a Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

               (iii) If on any Payment Date there is a Carryover Amount, the Servicer shall cause the Indenture Trustee to apply the amounts on deposit in the Yield Supplement Account up to the amount of such Carryover Amount to satisfy such Carryover Amount.

               (iv) If on any Payment Date the amount on deposit in the Yield Supplement Account (after giving effect to any withdrawals to be made from the Yield Supplement Account on such Payment Date) is greater than the Yield Supplement Account Required Amount, the Servicer shall cause the Indenture Trustee to pay to the Residual Interestholder on such Payment Date the excess of such amount on deposit in the Yield Supplement Account over the Yield Supplement Account Required Amount.

               (c) (i) The Servicer, for the benefit of the Series 2000-1 Noteholders, shall establish and maintain in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for Volkswagen Credit Auto Master Trust, Series 2000- 1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000 -1 Noteholders.

               (ii) At the written direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2000-1 Noteholders. On each Payment Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be applied as set forth in
         Section 4.06(a) of this Series Supplement. Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day preceding the Payment Date. Funds deposited in the Principal Funding Account on a Business Day which immediately precedes the Expected Principal Payment Date or a Payment Date, as applicable, or funds deposited in respect of the maturity of any Eligible Investments on such Business Day, are not required to be invested overnight.

               (d) (i) The Servicer, for the benefit of the Series 2000-1 Noteholders, shall establish and maintain in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Excess Funding Account"), which shall be identified as the "Excess Funding Account for Volkswagen Credit Auto Master Trust, Series 2000-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-1 Noteholders.

               (ii) At the written direction of the Servicer, funds on deposit in the Excess Funding Account shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2000-1 Noteholders. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds on deposit in the Excess Funding Account shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day preceding the following Payment Date. Funds deposited in the Excess Funding Account on a Business Day which immediately precedes a Payment Date, or funds deposited in respect of the maturity of any Eligible Investments on such Business Day, are not required to be invested overnight.

               (e) (i) The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Reserve Account, the Yield Supplement Account, the Principal Funding Account and the Excess Funding Account (collectively the "Series 2000-1 Accounts") and in all proceeds thereof. The Series 2000-1 Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2000-1 Noteholders. If, at any time, any of the Series 2000-1 Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series 2000-1 Account meeting the conditions specified in paragraph (a)(i), (b)(i), (c)(i) or
         (d)(i) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 2000-1 Account. Neither the Residual Interestholder, the Servicer nor any Person claiming by, through or under the Residual Interestholder, the Servicer or any such Person shall have any right, title or interest in, or any right to withdraw any amount from, any Series 2000-1 Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 2000-1 Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 2000-1 Account is established pursuant to this Section, the Servicer shall provide to the Indenture Trustee an amended
         Schedule 1, setting forth the relevant information for such substitute Series 2000-1 Account.

               (ii)    Pursuant to the authority granted to the Servicer in
         Section 8.2 of the Indenture and 3.1(a) of the Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to make withdrawals and payments or to instruct the Indenture Trustee to make withdrawals and payments from the Series 2000-1 Accounts for the purposes of carrying out the Servicer's or Indenture Trustee's duties hereunder.

         Section 4.05 Deficiency Amount. With respect to each Payment Date, on
                      -----------------
the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) Monthly Interest for such Payment Date, (ii) any Monthly Interest previously due but not distributed to the Series 2000-1 Noteholders on a prior Payment Date, (iii) the Noteholders Monthly Servicing Fee for such Payment Date, (iv) the Noteholder Default Amount, if any, for such Payment Date, (v) if such Payment Date constitutes the Final Payment Date the sum of (A) the amount of any Carryover Amount for such Payment Date, (B) the amount of any Carryover Amount previously due but not distributed to Series 2000-1

Noteholders on a prior Payment Date, (C) the amount of any Additional Carryover Amount for such Payment Date and (D) the amount of any Additional Carryover Amount previously due but not distributed to Series 2000-1 Noteholders on a prior Payment Date, in each case that will not be satisfied on such date by application, pursuant to Section 4.04(b)(iii), of amounts on deposit in the Yield Supplement Account, exceeds (b) the sum of (i) Noteholder Non-Principal Collections for such Payment Date plus any Investment Proceeds with respect to such Payment Date and (ii) the amount of funds in the Reserve Account which are available pursuant to Section 4.08(a) to cover any portion of the Deficiency Amount. The lesser of the Deficiency Amount and the Series 2000-1 Available Subordinated Amount shall be the "Required Subordination Draw Amount".
                                  ----------------------------------

         Section 4.06 Application of Noteholder Non-Principal Collections and
                      -------------------------------------------------------
Investment Proceeds. The Servicer shall cause the Indenture Trustee to apply, on
-------------------
each Payment Date, Noteholder Non-Principal Collections, Investment Proceeds and Available Noteholder Principal Collections to make the following distributions:

         (a) On each Payment Date, an amount equal to the sum of Noteholder Non-Principal Collections and any Investment Proceeds deposited in the Collection Account for the related Collection Period will be distributed in the following priority:

               (i)   first, an amount equal to Monthly Interest for such Payment
                     -----
         Date, plus the amount of any Monthly Interest previously due but not distributed to the Series 2000-1 Noteholders on a prior Payment Date, plus the amount of any Additional Interest for such Payment Date and any Additional Interest previously due but not distributed to the Series 2000-1 Noteholders on a prior Payment Date shall be paid to the Series 2000-1 Noteholders;

               (ii)  second, an amount equal to the Noteholders Monthly
                     ------
         Servicing Fee for such Payment Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived);

               (iii) third, an amount equal to the Reserve Account Deposit
                     -----
         Amount, if any, for such Payment Date shall be deposited in the Reserve Account;

               (iv)  fourth, an amount equal to the Noteholder Default Amount
                     ------
         for such Payment Date shall be treated as a portion of Noteholder Principal Collections for such Payment Date;

               (v)   fifth, (A) an amount equal to the aggregate amount of
                     -----
         Noteholder Charge-Offs that have not been previously reimbursed as provided in Section 4.09 (after giving effect to the allocation on such Payment Date of any amount for that purpose pursuant to Section 4.09) shall be treated as a portion of the Available Noteholder Principal Collections with respect to such Payment Date, and (B) an amount equal to any reduction in the Series 2000-1 Available Subordinated Amount pursuant to clause
         (a)(1) of the definition of Series 2000-1 Available Subordinated Amount, and that has not been reversed pursuant to this Section
                                                                 -------
         4.06(a)(v), will be treated as Available Noteholder Principal
         ----
         Collections with respect to such Payment Date;

               (vi)   sixth, an amount equal to the Carryover Amount (after
                      -----
         giving effect to any withdrawals from the Yield Supplement Account on such Payment Date), if any, for such Payment Date, plus the amount of any Carryover Amount previously due but not previously distributed to the Series 2000-1 Noteholders on a prior Payment Date, plus the amount of any Additional Carryover Amount for such Payment Date and any Additional Carryover Amount previously due but not previously distributed to the Series 2000-1 Noteholders on a prior Payment Date shall be distributed to the Series 2000-1 Noteholders;

               (vii)  seventh, an amount equal to the Yield Supplement Account
                      -------
         Deposit Amount, if any, for such Payment Date shall be deposited in the Yield Supplement Account;

               (viii) eighth, an amount equal to the aggregate outstanding
                      ------
         amounts of the Noteholder Monthly Servicing Fee which have been previously waived pursuant to Section 3.01 shall be distributed to the Servicer; and

               (ix)   ninth, the balance, if any, shall be distributed to the
                      -----
         Residual Interestholder.

         (b) On each Payment Date with respect to the Revolving Period, an amount equal to Available Noteholder Principal Collections deposited in the Collection Account for the related Collection Period shall be allocated first to
                                                                        -----
make a deposit in the Excess Funding Account if the sum of (i) the Invested Amount and (ii) the amount on deposit in the Excess Funding Account (other than Investment Proceeds) prior to the allocation on such Payment Date is less than the outstanding principal balance of the Series 2000-1 Notes and second treated
                                                                 ------
as Excess Principal Collections and applied in accordance with Section 4.3 of the Agreement.

         (c) On each Payment Date with respect to the Accumulation Period or any Early Amortization Period, an amount equal to the Available Noteholder Principal Collections shall be distributed in the following priority:

               (i)   first, an amount equal to Monthly Principal for such
                     -----
         Payment Date shall be deposited by the Servicer or Indenture Trustee into the Principal Funding Account, in the case of the Accumulation Period, or distributed to the Series 2000-1 Noteholders, in the case of any Early Amortization Period; and

                  (ii) second, for each Payment Date with respect to the
                       ------
         Accumulation Period unless an Early Amortization Event (other than an Early Amortization Event that has resulted in an Early Amortization Period that has ended as described in clause (c) of the definition thereof in this Series Supplement) has occurred, after giving effect to the transactions described in clause (i) above, an amount equal to the balance, if any, of such Available Noteholder Principal Collections shall be treated as Excess Principal Collections and applied in accordance with Section 4.3 of the Agreement and Section 4.10.

         Section  4.07 Distributions to Series 2000-1 Noteholders.  (a)  The
                       ------------------------------------------
Servicer shall cause the Indenture Trustee to make the following distributions at the following times from the Collection Account, the Reserve Account, the Principal Funding Account and the Excess Funding Account :

                  (i) on each Payment Date, all amounts on deposit in the Collection Account and the Reserve Account, that are payable to the Series 2000-1 Noteholders with respect to accrued interest shall be distributed to the Series 2000-1 Noteholders; and

                  (ii) on the Expected Principal Payment Date, on any Payment Date thereafter and on any Payment Date following an Early Amortization Event (other than an Early Amortization Event that has resulted in an Early Amortization Period that has ended as described in clause (c) of the definition thereof in this Series Supplement), as applicable, all amounts on deposit in the Principal Funding Account and the Excess Funding Account and all amounts on deposit in the Collection Account that are payable to the Series 2000-1 Noteholders with respect to principal, up to a maximum amount on any such day equal to the outstanding principal balance of the Series 2000-1 Notes, shall be distributed to the Series 2000-1 Noteholders.

         (b) On each Payment Date on which there is any Carryover Amount or Additional Carryover Amount, the Servicer will instruct the Indenture Trustee to distribute to the Series 2000-1 Noteholders the unpaid Carryover Amount to the extent funds are available therefor first, from amounts on deposit in the Yield Supplement Account pursuant to Section 4.04(b)(iii) and second, as required pursuant to Section 4.06(a)(vi).

         Section  4.08     Application of Reserve Account and Series 2000-1
                           ------------------------------------------------
Available Subordinated Amount.
-----------------------------

         (a) If Noteholder Non-Principal Collections and Investment Proceeds for any Payment Date are not sufficient to make the entire distributions required by
Section 4.06(a)(i), (ii) and (iv), the Servicer shall cause the Indenture Trustee to withdraw funds from the Reserve Account and apply the withdrawn funds to complete the distributions as described in Section 4.06(a)(i), (ii) and (iv). However, during any Early Amortization Period funds will not be withdrawn from the Reserve Account to make distributions required by Section (a)(iv) to the extent that, after giving effect to the withdrawals, the amount in the Reserve Account will be less than $1,000,000.

     (b) If, on any Payment Date, there is a Required Subordination Draw Amount for such Payment Date and such Payment Date is not the Final Payment Date, the Servicer shall apply or cause the Indenture Trustee to apply the Additional Noteholder Collections on deposit in the Collection Account on such Payment Date, but only up to the amount of the Required Subordinated Draw Amount, to make the distributions required by Sections 4.06(a)(i), (ii) and (iv) that have not been made through the application of funds from the Reserve Account in accordance with Section 4.08(a). If there is a Required Subordination Draw Amount for such Payment Date and such Payment Date is the Final Payment Date, the Servicer shall apply or cause the Indenture Trustee to apply the Additional Noteholder Collections on deposit in the Collection Account on such Payment Date but only up to the amount of the Required Subordinated Draw Amount, to make the distributions required by Sections 4.06(a)(i), (ii), (iv) and (vi) that have not been made through application of funds from the Reserve Account pursuant to
Section 4.08(d). Any Additional Noteholder Collections remaining after application thereof pursuant to the first or second preceding sentence, as applicable, shall be treated as a portion of Noteholder Principal Collections for such Payment Date, but only up to the amount of unpaid Adjustment Payments allocated to Series 2000-1 as described in Section 4.05(a)(vi). The amount of Additional Noteholder Collections applied in accordance with the three preceding sentences shall reduce the Series 2000-1 Available Subordinated Amount in all other cases as described in clause (a)(i)(A) of the definition thereof. If the Required Subordination Draw Amount exceeds the Additional Noteholder Collections for such Payment Date, the Series 2000- 1 Available Subordinated Amount shall be further reduced by the amount of such excess, but not by more than the sum of
(x) the Noteholder Default Amount and (y) the amount of unpaid Adjustment Payments allocated to Series 2000-1 as described in Section 4.05(a)(vi).

     (c) If, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Account made pursuant to Sections 4.01(c), 4.04(a), 4.06(a)(iii), 4.08(a) and 4.08(e), (i) the amount in the Reserve Account is greater than the Reserve Account Required Amount (or, for any Payment Date with respect to an Early Amortization Period, the Excess Reserve Account Required Amount) for such Payment Date , the Servicer shall cause the Indenture Trustee to distribute such excess amount to the Residual Interestholder, subject to the proviso contained in Section 4.08(f) or (ii) the amount in the Reserve Account is less than such Reserve Account Required Amount, then the Indenture Trustee shall deposit any remaining Additional Noteholder Collections on deposit in the Collection Account for such Payment Date after giving effect to Section 4.08(b) into the Reserve Account until the amount in the Reserve Account is equal to such Reserve Account Required Amount.

     (d) If, on the Final Payment Date, after giving effect to clause (c) immediately above, there is a Carryover Amount or Additional Carryover Amount after giving effect to withdrawals from the Yield Supplement Account on such date, the Servicer shall cause the Indenture Trustee to withdraw funds in the amount of such Carryover Amount or Additional Carryover Amount from the Reserve Account (to the extent available therein), and distribute such funds to the Series 2000-1 Noteholders. After making such payments to the Series 2000-1 Noteholders, any funds remaining on deposit in the Reserve Account after the Final Payment Date shall be paid to the Residual Interestholder.

     (e)  If, for any Payment Date with respect to an Early Amortization
Period, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Account made pursuant to Sections 4.01(c), 4.04(a), 4.06(a)(iii) and 4.08(a), the amount in the Reserve Account is less than the Excess Reserve Account Required Amount for such Payment Date, the Indenture Trustee shall deposit any remaining Additional Noteholder Collections on deposit in the Collection Account for such Payment Date into the Reserve Account until the amount in the Reserve Account is equal to such Excess Reserve Account Required Amount.

     (f)  The balance of Additional Noteholder Collections on any Payment
Date, after giving effect to any distributions thereof pursuant to Section 4.08(a), (b), (c) or (e), shall be distributed to the Residual Interestholder on such Payment Date; provided, however, that, in the case of any remaining
                   --------  -------
Additional Noteholder Principal Collections, if the Trust Available Subordinated Amount for the immediately preceding Determination Date exceeds the Residual Participation Amount on such date (determined after giving effect to any Principal Receivables transferred to the Trust on such Payment Date), Section 4.08(c)(i) shall not apply and the amount of such excess shall be deposited into the Reserve Account, with any remaining Additional Noteholder Principal Collections paid to the Residual Interestholder.

     Section 4.09   Noteholder Charge-Offs. If, on any Payment Date on which
                    ----------------------
the Series 2000-1 Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date) is zero and the Deficiency Amount for such Payment Date is greater than zero, the Invested Amount shall be reduced by the amount of the Deficiency Amount, but not by more than the Noteholder Default Amount for the Payment Date (a "Noteholder Charge-Off"). Noteholder Charge-Offs shall thereafter be reimbursed and the Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Noteholder Charge-Offs on any Payment Date) by the sum of (a) Allocable Miscellaneous Payments with respect to such Payment Date and (b) the amount of Non-Principal Collections and Invesment Proceed allocated and available for that purpose pursuant to Section 4.06(a)(v).

     Section 4.10   Excess Principal Collections.
                    ----------------------------

     (a) That portion of Excess Principal Collections for any Payment Date equal to the amount of the Series 2000-1 Excess Principal Collections for such Payment Date shall be allocated to Series 2000-1 and shall be distributed as set forth in this Series Supplement.

     (b) Series 2000-1 Excess Principal Collections, with respect to any Payment Date, shall mean an amount equal to the Series 2000-1 Principal Shortfall for such Payment Date;

provided, however, that, if the aggregate amount of Excess Principal Collections
--------  -------
for all Series for such Payment Date is less than the aggregate amount of Principal Shortfalls for all Series for such Payment Date, then the Series 2000-1 Excess Principal Collections for such Payment Date shall equal the product of
(x) Excess Principal Collections for all Series for such Payment Date and (y) a fraction, the numerator of which is the Series 2000-1 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Payment Date.

     Section 4.11   Excess Funding Account.
                    ----------------------

     (a) On the Expected Principal Payment Date, the Series 2000-1 Excess Funding Amount shall be deposited in the Principal Funding Account on such date and distributed in accordance with Section 4.07(a)(ii). Thereafter, the Series 2000-1 Noteholders will not be entitled to any funds on deposit in the Excess Funding Account

     (b) If any other Series is in an amortization, early amortization or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be applied first to satisfy in full any then applicable funding or payment requirements of such Series and second to make a payment to the Residual Interestholder. If more than one other Series is in an amortization, early amortization or accumulation, the amounts of any withdrawals from the Excess Funding Account shall be allocated (and, if necessary, reallocated) among such Series as specified in the related Series Supplement to meet the funding or payment requirements of each such Series first to satisfy in full all then
                                         -----
applicable funding or payment requirements of each such Series and second to
                                                                   ------
make a payment to the Residual Interestholder.

     Section 4.12   Accumulation Period Lengths; Accumulation Period
                    ------------------------------------------------
Commencement Dates. Beginning on the [ ] Payment Date, and on each Payment Date
------------------
thereafter that occurs prior to the Accumulation Period Commencement Date, the Servicer shall calculate the Accumulation Period Length and, if applicable, determine the Accumulation Period Commencement Date. Once the Servicer has determined the Accumulation Period Commencement Date, the Servicer shall promptly notify the Indenture Trustee in writing of the Accumulation Period Commencement Date and the Accumulation Period Length. Immediately upon receipt of such notice, the Indenture Trustee shall notify the Residual Interestholder, the Series 2000-1 Noteholders and each Rating Agency of the Accumulation Period Commencement Date.

                                   ARTICLE V

                           Distributions and Reports
                         to Series 2000-1 Noteholders
                         ----------------------------

     Section 5.01   Distributions. (a) On each Payment Date, the Indenture
                    -------------
Trustee shall distribute to each Series 2000-1 Noteholder of record on the preceding Record Date (other than as provided in Section 2,7(c) of the Indenture respecting a final distribution) such Noteholder's pro rata share (based on the aggregate fractional undivided interests represented by the Series 2000-1 Notes held by such Noteholder) of the amounts on deposit in the Series 2000-1 Accounts or the Collection Account as is payable to the Series 2000-1 Noteholders on such Payment Date pursuant to
Section 4.06 and 4.07.

     (b) Except as provided in Section 2.7(c) of the Indenture with respect to a final distribution, distributions to Series 2000-1 Noteholders hereunder shall be made by check mailed to each Series 2000-1 Noteholder at such Noteholder's address appearing in the Note Register without presentation or surrender of any Series 2000-1 Notes or the making of any notation thereon; provided, however, that, with respect to Series 2000-1 Notes registered in the
--------  -------
name of a Depository, such distributions shall be made to such Depository in immediately available funds.

     Section 5.02   Reports and Statements to Series 2000-1 Noteholders. (a)
                    ---------------------------------------------------
At least two Business Days prior to each Payment Date, the Servicer will provide to the Indenture Trustee and to each Rating Agency, and on each such Payment Date, the Indenture Trustee shall forward to each Series 2000-1 Noteholder of record (the "Payment Date Statement"), a statement substantially in the form of
             ----------------------
Exhibit B prepared by the Servicer setting forth certain information relating to the Trust and the Series 2000-1 Notes.

     (b) A copy of each statement provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office. The Indenture Trustee shall make each Payment Date Statement available each month to the Series 2000-1 Noteholders and any other parties to the Basic Documents via the Indenture Trustee's internet website. The Indenture Trustee shall also supply a paper copy of any Payment Date Statement to any Person that requests it. The Indenture Trustee shall be permitted to change the method by which Payment Date Statements are distributed in order to make such distribution more convenient and/or more accessible to the parties to the Basic Documents and the Series 2000-1 Noteholders. The Indenture Trustee shall provide timely and adequate notification to the Series 2000-1 Noteholders and the parties to the Basic Documents of any such change.

     (c) On or before January 31 of each calendar year, beginning with calendar year 2001, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2000-1 Noteholder (or Note Owner), a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2000-1 Noteholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person (or any related Note Owner) was a Series 2000-1 Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Series 2000-1 Noteholders (or Residual Interestholder) to prepare their tax returns. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the

Indenture Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                  ARTICLE VI

                           Early Amortization Events
                           -------------------------

     Section 6.01   Additional Amortization Events.
                    ------------------------------

     (a) Except as provided in Section 6.01(b), the occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Indenture Trustee or the Series 2000-1 Noteholders, be deemed to be an Early Amortization Event solely with respect to Series 2000-1:

          (i) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 27.5%;

          (ii) on any Determination Date, the Series 2000-1 Available Subordinated Amount for the next Payment Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date, after giving effect to the distributions to be made on the next Payment Date;

          (iii) any Servicing Default with respect to the Series 2000-1 Notes occurs;

          (iv) any Carry-Over Amount is outstanding on six consecutive Payment Dates;

          (v) failure on the part of the Transferor, the Servicer or VCI, as applicable, (a) to make any payment or deposit required by the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein; or (b) to deliver a Payment Date Statement on the date required under the Trust Sale and Servicing Agreement (or within the applicable grace period which will not exceed five Business
     Days); (c) to comply with its covenant not to create any lien on a Receivable; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 60 days after written notice of such failure;

          (vi) any representation or warranty made by VCI in the Receivables Purchase Agreement or by the Transferor in the Trust Sale and Servicing Agreement or any information required to be given by the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Noteholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be
               --------  -------
     deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such 60 day period in accordance with the provisions of the Trust Sale and Servicing Agreement; and

          (vii) the occurrence of an Event of Default with respect to the Series 2000-1 Notes and the declaration that the Series 2000-1 Notes are due and payable pursuant to Section 5.2 of the Indenture.

     (b) In the case of any event described in Section 6.01(a)(iii), (v), (vi) and (vii) above, an Early Amortization Event with respect to Series 2000-1 will be deemed to have occurred only if, after the applicable grace period described in such clauses, either (i) the Indenture Trustee or (ii) Series 2000-1 Noteholders holding Series 2000-1 Notes evidencing more than 50% of the aggregate unpaid principal amount of the Series 2000-1 Notes, by written notice to the Trust, the Transferor and the Servicer (and the Indenture Trustee, if such notices is given by Series 2000-1 Noteholders) declare that an Early Amortization Event has occurred as of the date of such notice.

     Section 6.02   Recommencement of the Revolving Period. If any Early
                    --------------------------------------
Amortization Event (other than an Early Amortization Event described in Section
5.17 of the Indenture) occurs, the Revolving Period will recommence following receipt of (i) written confirmation by each Rating Agency (other than Moody's) that its rating of the Series 2000-1 Notes will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Noteholders evidencing more than 50% of the aggregate unpaid principal amount of the Series 2000-1 Notes to such recommencement, provided that no other Early Amortization Event
                              --------
that has not been cured or waived as described herein has occurred and the scheduled termination of the Revolving Period has not occurred.


                                 ARTICLE VII
                              Optional Repurchase
                              -------------------

     Section 7.01   Optional Repurchase.
                    -------------------

     (a) On any Payment Date occurring after the date on which the Invested Amount of Series 2000-1 is reduced to $50,000,000 or less (which amount shall equal 10% of the initial outstanding principal balance of the Series 2000-1 Notes), VCI shall have the option to redeem the Series 2000-1 Notes in whole but not in part at a purchase price equal to the Redemption Price for such Payment Date.

     (b) VCI shall give the Indenture Trustee at least 10 days' prior written notice of the Payment Date on which VCI intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Payment Date, VCI shall deposit an amount equal to the sum of (i) the Series 2000-1 Excess Funding Amount (in a maximum amount not exceeding the Redemption Price) and (ii) the excess, if any, of the Redemption Price over the amount calculated in clause (i) into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Redemption Price. The Redemption Price shall be distributed as set forth in
Section 8.01.

                                 ARTICLE VIII

                              Final Distributions
                              -------------------

     Section 8.01   Acquisition of Notes Pursuant to Section 10.1 of the
                    ----------------------------------------------------
Indenture; Distributions pursuant to Section 7.01 of this Series Supplement or
------------------------------------------------------------------------------
Section 8.04 of the Indenture.
-----------------------------

     (a) The amount to be paid by the Transferor to the Principal Distribution Account with respect to Series 2000-1 Notes in connection with a purchase of the Notes pursuant to Section 10.1 of the Indenture shall equal the Redemption Price for the Payment Date on which such repurchase occurs.

     (b) With respect to the Redemption Price deposited into the Collection Account pursuant to Sections 7.01 or 8.01 of this Series Supplement or Section 10.1(b) of the Indenture, the Indenture Trustee shall, not later than 12:00 noon (New York City time), on the Payment Date on which such amounts are deposited (or, if such date is not a Payment Date, on the immediately following Payment
Date): (x) deposit an amount equal to the Invested Amount on such date into the Principal Funding Account and (y) deposit an amount equal to the sum of (i) Monthly Interest for such Payment Date, (ii) any Monthly Interest previously due but not distributed on a prior Payment Date, (iii) the amount of Additional Interest, if any, for such Payment Date and any Additional Interest previously due but not distributed on a prior Payment Date, (iv) any Carryover Amount previously due but not distributed to the Series 2000-1 Noteholders on a prior Payment Date and (v) the amount of any Additional Carryover Amount for such Payment Date and any Additional Carryover Amount previously due but not distributed to the Series 2000-1 Noteholders on a prior Payment Date, in the Collection Account with such funds designated by the Indenture Trustee as being held for the benefit of the Series 2000-1 Noteholders.

     (c) Notwithstanding anything to the contrary in this Series Supplement or the Indenture, the entire amount deposited in the Principal Funding Account and the Collection Account pursuant to Section 7.01 or 8.01 hereof and all other amounts on deposit therein shall be distributed in full to the Series 2000-1 Noteholders on such date and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to Section 8.4 of the Indenture with respect to the Series 2000-1 Notes.

     Section 8.02   Disposition of Principal Receivables Pursuant to Section 5.4
                    ------------------------------------------------------------
of the Indenture.
----------------

     (a)  In accordance with Section 5.4 of the Indenture, in the event that the aggregate outstanding principal amount of the Series 2000-1 Notes is greater than zero on the Series 2000-1 Stated Maturity Date (after giving effect to deposits and distributions otherwise to be made on such Series 2000-1 Stated Maturity Date), upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold Principal Receivables (or interests therein) in an amount such that the proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Series 2000-1 Notes on such Series 2000-1 Stated Maturity Date (after giving effect to such deposits and distributions); provided, however, in no event shall such amount
                             --------  -------
exceed the sum of the Invested Amount and the Series 2000-1 Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date). The net proceeds of such sale and any Collections on the Principal Receivables shall be paid pro rata to the Series 2000-1 Noteholders on the Series 2000-1 Stated Maturity Date as the final payment of the Series 2000-1 Notes, and the Series 2000-1 Noteholders shall not receive any additional payments with respect to the Series 2000-1 Notes.

     (b) In accordance with Section 5.4 of the Indenture, in the event that an Event of Default relating to the failure to make any required payment of interest or principal on the Series 2000-1 Notes has occurred and the Series 2000-1 Notes have been declared due and payable, on the direction of the holders of a majority of the aggregate outstanding principal amount of the Controlling Class of the Series 2000-1 Notes, upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivables or certain Receivables in an amount such that the net proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Series 2000-1 Notes then outstanding on such date; provided, however, in no event shall such amount exceed the sum of the Invested Amount and the Series 2000-1 Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made prior to such date). The net proceeds of such sale will be paid pro rata to the Series 2000-1 Noteholders in an amount up to the aggregate outstanding principal balance of and accrued and unpaid interest on the Series 2000-1 Notes and the Series 2000-1 Noteholders shall not receive any additional payments with respect to the Series 2000-1 Notes.

                                  ARTICLE IX

                            Other Series Provisions
                            -----------------------

     Section 9.01   Additional Covenants. Except for the conveyance hereunder
                    --------------------
to the Indenture Trustee, the Issuer shall not sell, pledge, assign or transfer to any other Person any rights it might have to funds on deposit in the Reserve Account, the Principal Funding Account, the Excess Funding Account or the Yield Supplement Account or Investment Proceeds with respect thereto.

     Section 9.02   Tax Treatment. The Issuer has entered into the Agreement
                    -------------
and this Series Supplement and the Series 2000-1 Notes have been issued with the intention that the Series 2000-1 Notes will qualify under applicable tax law as indebtedness of the Issuer secured by the Trust assets attributable to the Series 2000-1 Notes. The Issuer, each Beneficiary and each Series 2000-1 Noteholder and Note Owner, by the acceptance of its Series 2000-1 Note or Book-Entry Note, as applicable, agrees to treat the Series 2000-1 Notes as indebtedness of the Issuer secured by the Trust assets attributable to the Series 2000-1 Notes, for Federal income taxes, state and local income and franchise taxes, Michigan Single Business tax and any other taxes imposed on or measured by income in whole or in part.

                                   ARTICLE X

                           Miscellaneous Provisions
                           ------------------------

     Section 10.01  Ratification of Agreement. As supplemented by this Series
                    -------------------------
Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

     Section 10.02  Counterparts. This Series Supplement may be executed in
                    ------------
two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 10.03  Dealer Concentrations. So long as this Series 2000-1
                    ---------------------
shall be outstanding, on the last day of each Collection Period, the Servicer shall determine if the aggregate amount of Principal Receivables due from each Dealer and each group of affiliated Dealers on such date is less than or equal to 2% of the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) on such date. The Servicer shall promptly provide the Indenture Trustee a report setting forth the basis for such determination. The Indenture Trustee upon request from any Rating Agency will make such report available to such Rating Agency.

     Section 10.04  GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED
                    -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Residual Interestholder, the Servicer and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                             VOLKSWAGEN CREDIT AUTO
                                             RECEIVABLES CORPORATION,
                                             Residual Interestholder,

                                             By:______________________________
                                                  Name:
                                                  Title:


                                             By:______________________________
                                                  Name:
                                                  Title:


                                             VW CREDIT, INC., Servicer,


                                             By:______________________________
                                                  Name:
                                                  Title:


                                             By:______________________________
                                                  Name:
                                                  Title:


                                             BANK ONE, NATIONAL ASSOCIATION
                                             Indenture Trustee,


                                             By:______________________________
                                                  Name:
                                                  Title: